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Memory Pharmaceuticals Receives NASDAQ Decisions
-Company Granted Stay of Delisting by NASDAQ Review Council-

MONTVALE, N.J., December 3, 2008 — Memory Pharmaceuticals Corp. (NASDAQ: MEMY) today announced that, on December 3, 2008, the Company received notification from the NASDAQ Listing Qualifications Panel (the “Panel”) that the Panel has determined to delist the Company’s securities from The NASDAQ Capital Market. However, the Company was also notified today that the NASDAQ Listing and Hearing Review Council (the “Review Council”) has called for review the Panel’s December 3, 2008 decision and has determined to stay the Panel’s decision pending further action by the Review Council. As a result, the Company’s securities will continue to trade on The NASDAQ Capital Market pending further consideration of this matter by the Review Council.

As announced on October 31, 2008, the Company requested and was granted an extension by the Panel, through December 3, 2008, to comply with the minimum market capitalization requirement of $35 million or the alternative requirement of $2.5 million in stockholders’ equity for continued listing on The NASDAQ Capital Market. On December 1, 2008, the Company requested an extension of the December 3, 2008 deadline to enable the Company and its merger partner, Roche, to fully pursue the parties’ proposed merger transaction as announced on November 25, 2008. The Panel determined that it could not grant the Company’s request, citing a lack of authority under the NASDAQ Marketplace Rules to grant the Company an extension beyond December 3, 2008.

The Review Council called the Company’s matter for review in order to consider the Panel’s decision. In its notification, the Review Council requested that the Company submit any additional information that the Company wishes the Review Council to consider in its review by December 29, 2008. There can be no assurance that, subsequent to completion of the Review Council’s review, the Company’s securities will continue to be listed on NASDAQ.

About the Company

Memory Pharmaceuticals Corp., a biopharmaceutical company, is focused on developing innovative drugs for the treatment of debilitating CNS disorders, many of which exhibit significant impairment of memory and other cognitive functions, including Alzheimer’s disease and schizophrenia. For additional information, please visit our website at http://www.memorypharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or Memory Pharmaceuticals’ prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of Memory Pharmaceuticals’ drug candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: the possibility that the Company’s acquisition by Roche will not be completed, obtaining additional financing to support Memory Pharmaceuticals’ R&D and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize Memory Pharmaceuticals’ drug candidates; Memory Pharmaceuticals’ ability to enter into and maintain collaborations with third parties for its drug development programs; Memory Pharmaceuticals’ dependence on its collaborations and its license relationships; achieving milestones under Memory Pharmaceuticals’ collaborations; Memory Pharmaceuticals’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to Memory Pharmaceuticals; and Memory Pharmaceuticals’ ability to maintain listing on the Nasdaq Capital Market. These and other risks are described in greater detail in Memory Pharmaceuticals’ filings with the Securities and Exchange Commission. Memory Pharmaceuticals may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Memory Pharmaceuticals disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.